Exhibit 2.17

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of

April 10, 2026

Between

JD.COM, INC.

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

THE BANK OF NEW YORK MELLON, HONG KONG BRANCH

as CMU Lodging and Paying Agent, Transfer Agent and Registrar

2.05% NOTES DUE 2031

2.75% NOTES DUE 2036

THIRD SUPPLEMENTAL INDENTURE dated as of April 10, 2026 between JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee”) and The Bank of New York Mellon, Hong Kong Branch, a banking corporation organized and existing under the laws of the State of New York with limited liability and operating through its branch in Hong Kong at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, as CMU Lodging and Paying Agent, Transfer Agent and Registrar (collectively, the “Agents”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of April 29, 2016 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Third Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of CNY7,500,000,000 aggregate principal amount of 2.05% Notes due 2031 (the “2031 Notes”) and CNY2,500,000,000 aggregate principal amount of 2.75% Notes due 2036 (the “2036 Notes”, and together with the 2031 Notes, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture;

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01 Scope. The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02 Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b) As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“2031 Notes” has the meaning provided in the recitals hereof and Section 2.01(c).

“2036 Notes” has the meaning provided in the recitals hereof and Section 2.02(c).

“Additional 2031 Notes” has the meaning provided in Section 2.01(c).

“Additional 2036 Notes” has the meaning provided in Section 2.02(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Clearing System Business Day” means a day on which the CMU is operating and open for business.

“CMU” means the Central Moneymarkets Unit Service.

“CMU Lodging and Paying Agent” means The Bank of New York Mellon, Hong Kong Branch or its successor as CMU lodging and paying Agent under the Indenture.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Bank, a PRC Government Bond whose maturity is closest to the remaining term of the applicable Notes to be redeemed, or if such Independent Investment Bank in its discretion considers that such similar bond is not in issue, such other PRC Government Bond as such Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, any PRC Government Bond selected by such Independent Investment Bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the applicable Notes to be redeemed, if they were to be purchased at such price on the fifth Business Day prior to the Redemption Date or the date of accelerated payment, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (Hong Kong time) on such Business Day as determined by the Independent Investment Bank.

“Group” means the Company and its Controlled Entities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing, appointed by the Company.

“Independent Investment Bank” means an investment bank of recognized standing that is a primary dealer in PRC Government Bonds, appointed by the Company.

“Initial 2031 Notes” has the meaning provided in Section 2.01(c).

“Initial 2036 Notes” has the meaning provided in Section 2.02(c).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Make Whole Amount” means an amount determined on the fifth Business Day before the Redemption Date pursuant to Section 2.03 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes, in each case discounted to such Redemption Date on an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus 10 basis points in the case of the 2031 Notes and 15 basis points in the case of the 2036 Notes.

“Non-listed Controlled Entities” means the Controlled Entities other than (i) any Controlled Entities with shares of common stock or other common equity interests that are listed or for which an application has been submitted for listing on an internationally recognized stock exchange; and (ii) any Subsidiaries or Consolidated Affiliated Entities of any Controlled Entity referred to in clause (i) of this definition.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets (including any Person that becomes a Controlled Entity) not previously owned by the Company or any of its Controlled Entities or (ii) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any of its Principal Controlled Entities or to the assets of the Company or any such Principal Controlled Entity other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning provided in the recitals hereof.

“Offering Memorandum” means the offering memorandum, dated April 1, 2026, relating to the offering of the Notes.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“PRC Government Bond(s)” means any bond issued by the Central People’s Government of The People’s Republic of China.

“Principal Controlled Entities” at any time shall mean one of our Non-listed Controlled Entities, excluding JINGDONG Property, Inc. and its Subsidiaries and Consolidated Affiliated Entities and the Subsidiaries of its Consolidated Affiliated Entities,

(i) as to which one or more of the following conditions is/are satisfied:

(a) its total revenue or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to us is at least 10% of our consolidated total revenue;

(b) its net profit or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net profit attributable to us (in each case before taxation and exceptional items) is at least 10% of our consolidated net profit (before taxation and exceptional items); or

(c) its net assets or (in the case of one of our Non-listed Controlled Entities which has one or more Non-listed Controlled Entities) consolidated net assets attributable to us (in each case after deducting minority interests in Subsidiaries) are at least 10% of our consolidated net assets (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Non-listed Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1) in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Non-listed Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Non-listed Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(2) if at any relevant time in relation to us or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Non-listed Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3) if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of us; and

(4) if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii) to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

“Registrar” means The Bank of New York Mellon, Hong Kong Branch or its successor as registrar under the Indenture.

“Third Supplemental Indenture” means this instrument.

“Transfer Agent” means The Bank of New York Mellon, Hong Kong Branch or its successor as transfer agent under the Indenture.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (1) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the consolidated financial statements of the Company for the most recent fiscal quarter and (2) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an Independent Financial Advisor or External Legal Counsel stating either (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially adversely affect the Company’s ability to make principal, premium (if any) and interest payments on the Notes when due.

“Triggering Event Offer” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment Date” has the meaning set forth in Section 2.05(a).

Section 1.03 Rules of Construction. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b) References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Third Supplemental Indenture, unless the context otherwise requires.

(c) References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

THE NOTES

Section 2.01 Terms of the 2031 Notes. The 2031 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2031 Notes:

(a) The 2031 Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.05% Notes due 2031.”

(b) The 2031 Notes shall be issued at a price of 100.00% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2031 Notes.

(c) The aggregate principal amount of the 2031 Notes (the “Initial 2031 Notes”) that may be initially authenticated and delivered under the Indenture shall be CNY7,500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2031 Notes”) having the same terms and conditions as the Initial 2031 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2031 Notes and the Initial 2031 Notes shall constitute a single series under the Indenture. All references to the “2031 Notes” shall include the Initial 2031 Notes and any Additional 2031 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2031 Notes shall be unlimited.

(d) The entire outstanding principal of the 2031 Notes shall be payable on April 10, 2031.

(e) The rate at which the 2031 Notes shall bear interest shall be 2.05% per year. The date from which interest shall accrue on the 2031 Notes shall be April 10, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2031 Notes shall be April 10 and October 10 of each year, beginning October 10, 2026. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the Clearing System Business Day immediately prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 365-day year and the actual number of days elapsed.

(f) The 2031 Notes shall be issuable in whole in the form of one or more registered Global Securities. The Global Securities will be registered in the name of, and lodged with a sub-custodian for, the Hong Kong Monetary Authority as operator (the “CMU Operator”) of the Central Moneymarkets Unit Service (the “CMU”). The 2031 Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The 2031 Notes shall be denominated in Renminbi and shall be issuable in minimum denominations of CNY1,000,000 or any integral multiples of CNY10,000 in excess thereof.

(g) The 2031 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2031 Notes, as provided in Section 2.03.

(h) The 2031 Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the Holders of the 2031 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The 2031 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k) The restrictive covenants set forth in Sections 2.04, 2.05 and 2.06 shall be applicable to the 2031 Notes.

(l) Individual Securities may not be exchanged for beneficial interests in Global Securities unless the transferor first delivers to the Transfer Agent a written certificate (in the form of Exhibit C attached hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to the Securities.

Section 2.02 Terms of the 2036 Notes. The 2036 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2036 Notes:

(a) The 2036 Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.75% Notes due 2036.”

(b) The 2036 Notes shall be issued at a price of 100.00% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2036 Notes.

(c) The aggregate principal amount of the 2036 Notes (the “Initial 2036 Notes”) that may be initially authenticated and delivered under the Indenture shall be CNY2,500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2036 Notes”) having the same terms and conditions as the Initial 2036 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional 2036 Notes and the Initial 2036 Notes shall constitute a single series under the Indenture. All references to the “2036 Notes” shall include the Initial 2036 Notes and any Additional 2036 Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional 2036 Notes shall be unlimited.

(d) The entire outstanding principal of the 2036 Notes shall be payable on April 10, 2036.

(e) The rate at which the 2036 Notes shall bear interest shall be 2.75% per year. The date from which interest shall accrue on the 2036 Notes shall be April 10, 2026, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2036 Notes shall be April 10 and October 10 of each year, beginning October 10, 2026. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the Clearing System Business Day immediately prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 365-day year and the actual number of days elapsed.

(f) The 2036 Notes shall be issuable in whole in the form of one or more registered Global Securities. The Global Securities will be registered in the name of, and lodged with a sub-custodian for, the CMU Operator. The 2036 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. The 2036 Notes shall be denominated in Renminbi and shall be issuable in minimum denominations of CNY1,000,000 or any integral multiples of CNY10,000 in excess thereof.

(g) The 2036 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2036 Notes, as provided in Section 2.03.

(h) The 2036 Notes will not have the benefit of any sinking fund.

(i) Except as provided herein, the Holders of the 2036 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j) The 2036 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k) The restrictive covenants set forth in Sections 2.04, 2.05 and 2.06 shall be applicable to the 2036 Notes.

(l) Individual Securities may not be exchanged for beneficial interests in Global Securities unless the transferor first delivers to the Transfer Agent a written certificate (in the form of Exhibit C attached hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to the Securities.

Section 2.03 Optional Redemption.

(a) The provisions of Article IV of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

(b) The Company may, at any time upon giving not less than 15 nor more than 60 days’ written notice to (i) the Trustee and the Agents and (ii) Holders of the 2031 Notes or the 2036 Notes, as the case may be (which notice shall be irrevocable), redeem the 2031 Notes prior to March 10, 2031, in whole or in part, and the 2036 Notes prior to January 10, 2036, in whole or in part, in each case at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make Whole Amount, plus, in each case, accrued and unpaid interest on such Notes to be redeemed, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the principal amount of a Note remaining outstanding after redemption in part shall be CNY1,000,000 or an integral multiple of CNY10,000 in excess thereof.

(c) The Company may, at any time upon giving not less than 15 nor more than 60 days’ written notice to (i) the Trustee and the Agents and (ii) Holders of the 2031 Notes or the 2036 Notes, as the case may be, redeem the 2031 Notes at any time on or after March 10, 2031, in whole or in part, and the 2036 Notes at any time on or after January 10, 2036, in whole or in part, in each case at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided that the principal amount of a Note remaining outstanding after redemption in part shall be CNY1,000,000 or an integral multiple of CNY10,000 in excess thereof.

(d) If the Redemption Date pursuant to this Section 2.03 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date pursuant to this Section 2.03 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of the Company or any of its Controlled Entities, shall not be deemed to be Outstanding for the purposes of determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

(f) Neither the Trustee nor the Agents shall be responsible or liable for verifying or calculating the Make Whole Amount.

(g) In the event that the Company exercises its right to redeem all of the Notes pursuant to Section 4.07 of the Base Indenture, (i) “not less than 15 nor more than 60 calendar days” shall substitute for “not less than 30 nor more than 60 calendar days” in Section 4.03(a) of the Base Indenture for purposes of determining the date by which the notice of redemption shall be given, and (ii) “five Business Days” shall substitute for “15 days” in Section 4.03(a) of the Base Indenture for purposes of determining the date by which the Trustee must be provided with the draft notice.

Section 2.04 Limitation on Liens. The following additional covenant shall apply with respect to the 2031 Notes and the 2036 Notes so long as any of the 2031 Notes or the 2036 Notes, as the case may be, remain outstanding:

(a) Subject to the exceptions set forth in Section 2.04(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets or revenues (including any uncalled capital) securing any Relevant Indebtedness, or any guarantee in respect of any Relevant Indebtedness either of the Company or of any of its Principal Controlled Entities, without (x) at the same time or prior thereto securing or guaranteeing, as applicable, the 2031 Notes or the 2036 Notes, as the case may be, equally and ratably therewith (or in priority thereto) or (y) providing such other security or guarantee for the 2031 Notes or the 2036 Notes, as the case may be, as shall be approved by an act of the Holders of such series of Notes holding at least a majority of the principal amount of such series of Notes then Outstanding.

(b) The restriction set forth in Section 2.04(a) above will not apply to:

(i) any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii) any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Company or a Principal Controlled Entity;

(iii) any Lien created or outstanding in favor of the Company;

(iv) any Lien in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v) any Lien created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi) any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), or (vi) or this clause (vii) of this Section 2.04(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

Section 2.05 Repurchase Upon Triggering Event. The following additional covenant shall apply with respect to the 2031 Notes and the 2036 Notes so long as any of the 2031 Notes or the 2036 Notes, as the case may be, remain outstanding:

(a) If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to CNY1,000,000 or multiples of CNY10,000 in excess thereof, provided that the principal amount of any Note remaining after partial redemption shall be CNY1,000,000 or multiples of CNY10,000 in excess thereof) of each Holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following a Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company will mail a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the applicable procedures of CMU, with a copy to the Trustee and Agents, stating:

(i) that a Triggering Event Offer is being made pursuant to this Section 2.05, including a description of the transaction or transactions that constitute the Triggering Event, and that all Notes properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) (the “Triggering Event Payment Date”);

(iii) that Notes must be tendered in amounts of CNY1,000,000 or multiples of CNY10,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults on the payment of the Triggering Event Payment, any Note accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the CMU Lodging and Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the CMU Lodging and Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, an email transmission or a letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to CNY1,000,000 or an integral multiple of CNY10,000 in excess thereof); and

(viii) the other instructions, as determined by the Company consistent with this Section 2.05, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (of CNY1,000,000 or integral multiples of CNY10,000 in excess thereof) properly tendered pursuant to the Triggering Event Offer;

(ii) deposit with the CMU Lodging and Paying Agent, on or prior to 11:00 a.m., Hong Kong time, one Business Day prior to the Triggering Event Payment Date, an amount of cash in Renmenbi equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 2.05.

(c) The CMU Lodging and Paying Agent shall promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the Registrar shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of CNY1,000,000 or a multiple of CNY10,000 in excess thereof.

(d) If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults on its offer, the Company will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

(g) The Trustee shall not be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and shall not be liable to any Persons for any failure to do so.

Section 2.06 NDRC Post-issuance Filing. The Company will notify the Trustee if it does not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC in respect of the Notes within the relevant prescribed timeframe after the completion of the Notes issuance in accordance with the Administrative Measures for the Review and Registration of Medium- and Long-Term Foreign Debt of Enterprises (企业中长期外债审核登记管理办法(国家发展和改革委员会令第 56号)) issued by the NDRC and effective from February 10, 2023, and/or any applicable implementation rules, reports, certificates, approvals or guidelines as may be issued by the NDRC from time to time (the “NDRC Post-Issuance Filings”). Such notification to the Trustee shall be made within 10 PRC Business Days after such failure to complete the NDRC Post-Issuance Filing. The Trustee shall have no obligation or duty to monitor or assist with and ensure the completion of the NDRC Post-Issuance Filings on or before the deadline referred to above or to verify the accuracy, validity, and/or genuineness of any documents in relation to or in connection with the NDRC Post-Issuance Filings, or to translate or procure the translation into English of the documents in relation to or in connection with the NDRC Post-Issuance Filing, or to give notice to the Holders confirming the completion of the NDRC Post-Issuance Filing, and shall not be liable to the Company, the Holders or any other person for not doing so.

Section 2.07 Covenant Defeasance. Upon the Company’s exercise under Section 12.03(a) of the Base Indenture of the option applicable to Section 12.03(c) thereof, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d) thereof, be released from its obligations under the covenants contained in Section 6.04 and Section 6.06 thereof and from its obligations under the covenants contained in Section 2.04, Section 2.05 and Section 2.06 of this Third Supplemental Indenture, on and after the date the conditions set forth in Section 12.03(d) thereof are satisfied.

Section 2.08 Supplemental Indentures.

(a) Definition of “Holder” under Section 1.01 of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

““Holder” in relation to a Security, means the Person in whose name a Security is registered in the security register for the registration and the registration of transfer or of exchange of the Securities save that, for so long as such Securities are evidenced by a Global Security held by a subcustodian of the CMU, each Person who is for the time being shown in the records of the CMU Operator as the Holder of a particular principal amount of Securities (in which regard any certificate or other document issued by the CMU Operator as to the principal amount of such Securities standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) and shall be treated by the Company, the Trustee, the CMU Lodging and Paying Agent, the Registrar, the Transfer Agent, the other agents and the CMU Operator as the holder of such principal amount of such Securities for all purposes other than with respect to the payment of principal, premium (if any) or interest on the Securities, the right to which shall be vested, as against the Company, the Trustee, the CMU Lodging and Paying Agent, the Registrar, the Transfer Agent, the other agents and the CMU Operator, solely in the registered holder of the Global Security in accordance with and subject to its terms and the expressions; “Holder of Securities” or “Securityholder” and related expressions shall (where appropriate) be construed accordingly.

(b) Section 3.03(g) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under applicable statute or regulation.”

(c) The first sentence of Section 3.06(c)(i) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“(i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests at any time the Depositary of the Securities of a series or any other clearing system selected by the Company through which the Securities are held is closed for business for a continuous period of 14 calendar days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.”

(d) Section 3.06(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the CMU Lodging and Paying Agent, the Transfer Agent, the Registrar or any of their agents may deem and treat the Person who is for the time being shown in the records of the CMU Operator as the holder of a particular principal amount of Securities (each such person, an “account holder”), in which regard any certificate or other documents issued by the CMU Operator as to the principal amount of such Securities standing to the account of any Person shall be conclusive and binding for all purposes and shall be treated by the Company, the Trustee, the Agents and the CMU Operator as the Holder of such principal amount of such Securities for all purposes other than with respect to the payment of principal, premium (if any) or interest on the Securities, the right to which shall be vested, as against the Company, the Trustee, the Agents and the CMU Operator solely in the registered holder of the Global Securities in accordance with and subject to its terms. Notwithstanding the above, if the Global Securities are held by or on behalf of the CMU, any payments that are made in respect of the Securities evidenced by the Global Securities shall be made to the respective account holders.”

(e) Section 4.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and the Securities for redemption will be selected (i) if held through CMU, in accordance with the requirements of CMU, and (ii) if the Securities are not held through CMU, then pro rata, unless otherwise required by applicable law and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. If the Securities are in definitive form, the Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.”

(f) Section 4.04 of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“On or prior to 11:00 a.m., Hong Kong time, one Business Day prior to the Redemption Date for any Securities, the Company shall deposit with the CMU Lodging and Paying Agent an amount of money in the Renminbi in which such Securities are denominated sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.”

(g) Section 4.05 of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall be redeemed and cease to bear interest, and, except as provided in Section 12.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Paying Agent with the moneys deposited in accordance with Section 4.04 above at the Redemption Price (unless the Company shall Default in the payment of the Redemption Price); provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”

(h) Section 4.07(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Each series of Securities may be redeemed at any time, at the option of the Company, in whole but not in part, upon written notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Company, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person to the Company became such pursuant to the applicable provisions of this Indenture) (a “Tax Change”), the Company or any such successor Person to the Company is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium, if any, or interest in respect of such Securities and (ii) such obligation cannot be avoided by the Company or any such successor Person to the Company taking commercially reasonable measures available to it (which, for the avoidance of doubt, shall not include any measure that would, in our sole discretion, be likely to have a material adverse effect on our business, operations, financial condition or reputation), provided that changing the jurisdiction of the Company or such successor Person to Company is not a reasonable measure for purposes of this Section 4.07(a).”

(i) Section 6.05(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“All payments of principal, premium, if any, and interest made by or on behalf of the Company in respect of any Security shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands, Hong Kong the PRC or any jurisdiction where the Company or its paying agent are otherwise considered by a taxing authority to be a resident for tax purposes (in each case, including any political subdivision or any authority therein or thereof having power to tax) (the “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If the Company is required to make such withholding or deduction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of Securities of such amounts as would have been received by such Holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Security and the Relevant Jurisdiction other than merely holding such Security or receiving principal, premium, if any, or interest in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment, place of management or fixed base therein);

(ii) in respect of any Security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Security to promptly comply with any request (whether timely or not) by the Company addressed to the Holder or beneficial owner to (a) provide information, documentation or forms concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction or (b) take any other action that we reasonably request, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(iv) in respect of any Taxes imposed as a result of a Security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(v) in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi) to any Holder of a Security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(vii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii) any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Security; or

(ix) any combination of Taxes referred to in the preceding clauses (i) through (viii) above.”

(j) Section 7.01(d) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“the Company, subject to the provisions of Section 6.08, defaults in the performance of or breaches any covenant or agreement in this Indenture or under the Securities of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding;”

(k) Sections 7.01(e), 7.01(f) and 7.02(b) of the Base Indenture shall be deleted in its entirety with respect to the Notes only.

(l) Section 7.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(g) or 7.01(h)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may, and the Trustee acting on the written direction of holders of at least 25% in aggregate principal amount of the Securities of that series then outstanding (subject to receipt of satisfactory indemnity, security and/or prefunding) shall, declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 7.01(g) or 7.01(h) occurs and is continuing, then in every such case, the principal amount of all of the Securities of that series then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.”

(m) With respect to the Notes only, the following paragraph shall be added to Section 7.03 of the Base Indenture:

“If an Event of Default occurs and is continuing the Trustee may, and shall (subject to it being indemnified and/or secured and/or prefunded to its satisfaction) upon written request of Holders of at least 25% in aggregate principal amount of outstanding Securities, in its own name and as trustee of an express trust, institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of our property, wherever situated, in the manner provided by law.”

(n) Section 12.02(a)(i)(B) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“all Securities of such series that have not been delivered to the Paying Agent for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee (or its agent) as trust funds in trust solely for the benefit of the Holders, cash in Renminbi, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not delivered to the Paying Agent for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee (or its agent) is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;”

(o) Section 12.03(d)(i) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“the Company must irrevocably deposit with the Trustee (or its agent) as trust funds, in trust, for the benefit of the Holders of all Securities subject to Legal Defeasance or Covenant Defeasance, cash in Renminbi, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on such Securities that are then Outstanding on the Stated Maturity or Redemption Date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular Redemption Date;”

(p) Section 14.01(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of the Notes” in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officers’ Certificate;”

(q) Clause (ii) of Section 14.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the principal amount of or the payments of interest on any Security, or change the stated time for payment of interest on any Security;”

(r) Clause (xi) of Section 14.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 of the Base Indenture or as described in Section 2.03 or 2.05 of the Third Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

(s) With respect to the Notes only, all references in the Base Indenture to the Trustee in the context of authenticating and delivery of any Securities shall be deemed to include references to the Registrar as defined in this Third Supplemental Indenture.

(t) With respect to the Notes only, provisions of the Base Indenture relating to the conduct or affecting the liability or offering rights, protection, privilege, immunity, limitations of liability or indemnity to the Trustee shall be deemed to apply with the same force and effect to, and shall be enforceable by The Bank of New York Mellon, Hong Kong Branch acting in its capacities as CMU Lodging and Paying Agent, Transfer Agent and Registrar.

(u) With respect to the Notes only, a new Section 11.01(s) shall be added as follows to the Base Indenture:

“In no event shall the Trustee, the CMU Lodging and Paying Agent, the Transfer Agent and the Registrar (collectively, the “Agents”) be liable for any losses arising from the Trustee and/or the Agents receiving any data from or transmitting any data to the Company, the Trustee and/or the Agents (or any Authorized Person) or acting upon any notice, instruction or other communications via any Electronic Means. The Trustee and/or the Agents have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company (or any Authorized Person). The Company agrees that the security procedures, if any, to be followed in connection with a transmission of any such notice, instructions or other communications, provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

“Electronic Means” shall mean the following communications methods: (i) non-secure methods of transmission or communication such as e-mail transmission and (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and/or the Agents, or another method or system specified by the Trustee and/or the Agents as available for use in connection with its services hereunder.

“Authorized Person” means any person included in the Officers’ Certificate setting forth the names of individuals and/or titles of officers of the Company authorized at to take specified actions pursuant to the Indenture that the Company has delivered and/or shall from time to time deliver to the Trustee pursuant to Section 11.01(p) of the Indenture.”

(v) With respect to the Notes only, a new Section 11.01(t) shall be added as follows to the Base Indenture:

“If any payment provided for by Article 6 is made late but otherwise under the terms of the Indenture, the Company shall deliver such forms, instructions and information as are required by the CMU or the CMU Lodging and Paying Agent in order for the CMU Lodging and Paying Agent to process a late payment on such Notes including (but not limited to) noteholder account information and noteholder know-your-customer information. The Company acknowledges that such late payment shall not be made by the CMU Lodging and Paying Agent unless and until all forms, instructions and information required by CMU or the CMU Lodging and Paying Agent have been delivered to the CMU Lodging and Paying Agent by the Company pursuant to this Section.”

(w) With respect to the Notes only, a new Section 11.01(u) shall be added as follows to the Base Indenture:

“The Company shall, within ten business days of a written request by the Trustee or the Agents, supply to them such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee or the Agents reasonably requests for the purposes of their compliance with Applicable Law and shall notify the Company reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by the Company is (or becomes) inaccurate in any material respect; provided, however, that the Company shall not be required to provide any forms, documentation or other information pursuant to this Section to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Company and cannot be obtained by the Company using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Company constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

The Company shall notify the Trustee and the Agents in the event that it determines that any payment to be made by the Trustee or the Agents under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company’s obligation under this Section shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Notes, or both.

Notwithstanding any other provision of the Indenture, each of the Trustee and the Agents shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee and the Agents shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section.

“Applicable Law” means any law or regulation.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.”

(x) For the purposes of the Notes issued pursuant to this Third Supplemental Indenture, Section 7.05 (Priorities) and Section 11.01(n) (Rights of Trustees; Compensation and Indemnity) of the Base Indenture shall be deemed to include reference to the Transfer Agent, the Registrar and the CMU Lodging and Paying Agent (as defined herein) in addition to the existing reference to the “Trustee, Paying Agent and Registrar” in such Section 7.05 (Priorities) and “Trustee…the Paying Agent and the Registrar” in such Section 11.01(n) (Rights of Trustees; Compensation and Indemnity) of the Base Indenture.

(y) With respect to the Notes only, the definition of “Corporate Trust Office” in the Base Indenture shall be replaced with the following:

““Corporate Trust Office” means The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, United States of America, attention: Corp Trust Administration – JD.com, Inc.”

(z) With respect to the Notes only, the definition of “Specified Corporate Trust Office” in the Base Indenture shall be replaced with the following:

““Specified Corporate Trust Office” means The Bank of New York Mellon, Hong Kong Branch located at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, attention: Corporate Trust – JD.com, Inc., e-mail: honctrmta@bny.com.”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02 Severability. If any provision in this Third Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Third Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03 Conflicts with Base Indenture. In the event that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Third Supplemental Indenture shall prevail.

Section 3.04 Benefits of Indenture. Nothing in this Third Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Third Supplement Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05 Counterparts . This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06 Governing Law; Waiver of Trial by Jury. This Third Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE.

Section 3.07 No representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals herein are those of the Company and not of the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

JD.COM, INC., as Company

By:	/s/ Ian Su Shan
Name:	Ian Su Shan
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON, HONG KONG BRANCH, as CMU Lodging and Paying Agent, Transfer Agent and Registrar

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Senior Vice President

EXHIBIT A

FORM OF 2.05% NOTES DUE 2031

FACE OF NOTE

[For Inclusion in a Global Security only — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SUCH SECURITY, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

JD.COM, INC.

2.05% Note Due 2031

PRINCIPAL AMOUNT: CNY_________

ISIN / Common Code / CMU Instrument No: HK0001285094 / 332703587 / BNYHFN26120

No.: _________

JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of __________________ RENMINBI (CNY_____) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on April 10, 2031, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 2.05% per annum.

Interest Payment Dates: April 10 and October 10, commencing October 10, 2026.

Record Dates: One Clearing System Business Day immediately preceding an Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Registrar under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, JD.com, Inc. has caused this Note to be duly executed.

JD.COM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, HONG KONG BRANCH as Registrar

By:
Name:
Title:

REVERSE OF NOTE

JD.COM, INC.

2.05% Note Due 2031

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “2.05% Notes due 2031” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of April 29, 2016 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Third Supplemental Indenture, dated as of April 10, 2026 (the “Third Supplemental Indenture”), duly executed and delivered by and between the Company, the Trustee and The Bank of New York Mellon, Hong Kong Branch, a banking corporation organized and existing under the laws of the State of New York with limited liability and operating through its branch in Hong Kong at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, as CMU Lodging and Paying Agent, Transfer Agent and Registrar. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 2.05% per annum. The Company will pay interest semi-annually in arrears on April 10 and October 10 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the People’s Republic of China that at the time is legal tender for payment of public and private debts, at the specified office of the CMU Lodging and Paying Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. CMU Lodging and Paying Agent and Registrar. Initially, The Bank of New York Mellon, Hong Kong Branch, will act as CMU Lodging and Paying Agent and Registrar. The Company may change or appoint any CMU Lodging and Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “2.05% Notes due 2031,” initially limited to CNY7,500,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: JD.com, Inc., 20th Floor, Building A, No.18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing, 100101, People’s Republic of China, Attention: Chief Financial Officer, email: invoicebilling_tr@jd.com.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of CNY1,000,000 or any integral multiple of CNY10,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Registrar.

12. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________ Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the Third Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the Third Supplemental Indenture, state the amount you elect to have purchased:

CNY_________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is CNY_________. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes.

EXHIBIT B

FORM OF 2.75% NOTES DUE 2036

FACE OF NOTE

[For Inclusion in a Global Security only — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SUCH SECURITY, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

JD.COM, INC.

2.75% Note Due 2036

PRINCIPAL AMOUNT: CNY_________

ISIN / Common Code / CMU Instrument No: HK0001285102 / 332704150 / BNYHFN26121

No.: _________

JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of __________________ RENMINBI (CNY_____) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on April 10, 2036, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 2.75% per annum.

Interest Payment Dates: April 10 and October 10, commencing October 10, 2026.

Record Dates: One Clearing System Business Day immediately preceding an Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Registrar under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, JD.com, Inc. has caused this Note to be duly executed.

JD.COM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, HONG KONG BRANCH as Registrar

By:
Name:
Title:

REVERSE OF NOTE

JD.COM, INC.

2.75% Note Due 2036

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “2.75% Notes due 2036” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of April 29, 2016(the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Third Supplemental Indenture, dated as of April 10, 2026 (the “Third Supplemental Indenture”), duly executed and delivered by and between the Company, the Trustee and The Bank of New York Mellon, Hong Kong Branch, a banking corporation organized and existing under the laws of the State of New York with limited liability and operating through its branch in Hong Kong at Level 26, Three Pacific Place, 1 Queen’s Road East, Hong Kong, as CMU Lodging and Paying Agent, Transfer Agent and Registrar. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 2.75% per annum. The Company will pay interest semi-annually in arrears on April 10 and October 10 of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the People’s Republic of China that at the time is legal tender for payment of public and private debts, at the specified office of the CMU Lodging and Paying Agent or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. CMU Lodging and Paying Agent and Registrar. Initially, The Bank of New York Mellon, Hong Kong Branch, will act as CMU Lodging and Paying Agent and Registrar. The Company may change or appoint any CMU Lodging and Paying Agent or Registrar without notice to any Noteholder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “2.75% Notes due 2036,” initially limited to CNY2,500,000,000 in aggregate principal amount. The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: JD.com, Inc., 20th Floor, Building A, No.18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing, 100101, People’s Republic of China, Attention: Chief Financial Officer, email: invoicebilling_tr@jd.com.

5. Redemption and Repurchase. The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of CNY1,000,000 or any integral multiple of CNY10,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Registrar.

12. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                   Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the Third Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the Third Supplemental Indenture, state the amount you elect to have purchased:

CNY_________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is CNY_________. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Notes.

Exhibit C

Form of Certificate of Exchange

JD.COM, INC.

[•]% Note Due 20[•]

JD.com, Inc.

20th Floor, Building A

No.18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone

Daxing District, Beijing, 100101

People’s Republic of China

Attention: Chief Financial Officer

The Bank of New York Mellon

The Bank of New York Mellon, Hong Kong Branch

(ISIN / Common Code / CMU Instrument No: [•] / [•] / [•])

Reference is hereby made to the Indenture, dated as of April 29, 2016 (the “Base Indenture”), between JD.com, Inc. as issuer (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 10, 2026 between the Issuer, the Trustee and The Bank of New York Mellon, Hong Kong Branch as the agents thereto (as supplemented from time to time, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of CNY________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Individual Securities for Beneficial Interests in Global Securities.

In connection with the Exchange of the Owner’s Individual Securities for a beneficial interest in the Global Securities, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the legend printed on the relevant Global Securities and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

C-1

[Insert Name of Transferor]

By:
Name:
Title:

Date:

C-2